Exhibit 2:

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in Item 2 of this Schedule 13D to which this Exhibit relates) on behalf of each such Reporting Person of a statement on Schedule 13D (including amendments thereto) with respect to the common shares of OfficeMax Incorporated and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 15th day of June 2012.

Neuberger Berman Group LLC

/s/ Joseph Amato
By: Joseph Amato
President

Neuberger Berman Holdings LLC

/s/ Joseph Amato
By: Joseph Amato
President and Chief Executive Officer

Neuberger Berman Management LLC

/s/ Robert Conti
By: Robert Conti
President and Chief Executive Officer

Neuberger Berman LLC

/s/ Joseph Amato
By: Joseph Amato
President and Chief Executive Officer

/s/ Benjamin Nahum
Benjamin Nahum